Exhibit 99.2

CONTRA COSTA MEDICAL CAREER COLLEGE, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024 (Unaudited)	December 31, 2023*
ASSETS
Current assets
Cash and cash equivalents	$1,569,399	$1,475,746
Accounts receivable, net of $375,747	2,712,518	1,480,842
Other receivable	318,844	318,844
Related party note receivable – secured	300,000	300,000
Due from related party	11,500	11,500
Prepaid expenses	44,451	8,508
Total current assets	4,956,712	3,595,440

Property and equipment, net	9,433,787	9,767,336
Security deposits	17,756	17,756
Total assets	$14,408,255	$13,380,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$174,334	$159,578
Accrued payroll and related taxes	161,549	161,549
Accrued expenses	23,809	26,569
Income tax payable	29,796	29,796
Current portion of notes payable	211,668	204,284
Student deposits and refunds payable	7,250	298,852
Unearned tuition	3,159,939	1,609,700
Total current liabilities	3,768,345	2,490,328

Notes payable, net of current portion	8,253,760	8,413,447
Total liabilities	12,022,105	10,903,775

Commitments and contingencies

Stockholders’ equity
Common stock: no par value, 1,000 shares authorized, 100 shares issued and outstanding	1,000	1,000
Additional paid in capital	100,000	100,000
Retained earnings	2,285,150	2,375,757
Total stockholders’ equity	2,386,150	2,476,757
Total liabilities and stockholders’ equity	$14,408,255	$13,380,532

*Derived from audited financial statements

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

for the nine months ended September 30, 2024 and 2023

	For the Nine Months Ended September 30,
	2024	2023
Revenue
Tuition and fees	$5,555,110	$5,137,827
Rental income	113,317	105,767
Total revenue	5,668,427	5,243,594

Operating expenses
Instructional costs	1,660,753	1,420,318
Advertising	140,464	62,394
Rent and occupancy	83,704	105,198
Depreciation	343,645	322,698
General and administrative	2,714,032	2,584,223
Total operating expenses	4,942,598	4,494,831

Operating income	725,829	748,763

Other income(expense)
Interest expenses	(377,245)	(347,412)
Total other income (expenses)	(337,245)	(347,412)

Income before income taxes	388,584	401,351
Income tax expenses	-	-
Net income	$388,584	$401,351

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

for the nine months ended September 30, 2024 and 2023

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at December 31, 2023	$1,000	$100,000	$2,375,757	$2,476,757
Dividends, net	-	-	(479,191)	(479,191)
Net income	-	-	388,584	388,584
Balance at September 30, 2024	$1,000	$100,000	$2,285,150	$2,386,150

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at December 31, 2022	$1,000	$100,000	$2,657,067	$2,758,067
Dividends, net	-	-	(478,018)	(478,018)
Net income	-	-	401,351	401,351
Restated balance at September 30, 2023	$1,000	$100,000	$2,580,400	$2,681,400

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the nine months ended September 30, 2024 and 2023

	For the nine months ended September 30,
	2024	2023
Cash flows provided by (used in) operating activities:
Net income	$388,584	$401,351
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	343,645	322,698
Changes in assets and liabilities:
Accounts receivable, net	(1,231,676)	(1,114,748)
Prepaid expenses	(35,943)	(6,379)
Other receivables	-	256,058
Accounts payable	14,756	79,648
Accrued liabilities	(2,760)	(82,516)
Student deposit and refunds payable	(291,602)	(350,066)
Unearned tuition	1,550,239	1,191,240
Net cash provided by operating activities	735,243	697,286

Cash flows used in investing activities:
Purchases of property and equipment	(10,096)	(93,871)
Net cash used in investing activities	(10,096)	(93,871)

Cash flows provided by financing activities:
Dividends paid, net	(479,191)	(478,018)
Principal payments on debt	(152,303)	(142,136)
Net cash provided by (used in) financing activities	(631,494)	(620,154)

Net increase cash and cash equivalents and restricted cash	93,653	(16,739)
Cash and cash equivalents and restricted cash, beginning of year	1,475,746	1,723,281
Cash and cash equivalents and restricted cash, end of year	$1,569,399	$1,706,542

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

Note 1: Description of Business

Contra Costa Medical Career College, Inc. and Subsidiary and Evergreen Properties SBLD, LLC are collectively referred to as the “Company” throughout this report.

Contra Costa Medical Career College, Inc. (CCMCC) is a privately owned, for-profit institution of higher learning based in Antioch, California. The Company’s primary business is to provide training courses in health services. Programs contain a combination of classroom training and simulation workshops. The Company is accredited by the Accrediting Council for Continuing Education & Training (ACCET) and Accrediting Bureau of Health Education Schools (ABHES). The Company is also approved to operate in the state of California by the Bureau of Private Postsecondary Education (BPPE).

Evergreen Properties SBLD, LLC (Evergreen), a California Limited Liability Company was formed on December 23, 2021 as a wholly owned subsidiary of CCMCC. Evergreen is engaged in the business of owning and renting a building in Antioch, California.

Note 2: Summary of Significant Accounting Policies

The following items comprise the significant accounting policies of the Company. The policies reflect industry practices and conform to accounting principles generally accepted in the United States of America.

Basis of Accounting

The accompanying unaudited condensed consolidated financial statements of the Company have been maintained and prepared on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements included in our Annual Report for the year ended December 31, 2023, forming a part of this Form 8-K/A.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three and nine-month periods have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

Principles of Consolidation

The accompanying financial statements include the accounts of Contra Costa Medical Career College, Inc. and its subsidiary, Evergreen Properties SBLD, LLC. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

Accounts Receivable, Student Deposits and Refunds Payable, and Allowance for Doubtful Accounts

Accounts receivable are recorded at the amounts originally billed less payments received. Cash received in excess of tuition charged is recorded as student deposits and refunds payable. An allowance for estimated uncollectible accounts receivable has been recorded based on management’s assessment of collectability of the accounts. The Company reviews its past due balances and accounts deemed uncollectible are written off.

Property and Equipment

Property and equipment, carried at cost, are depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial statement purposes and accelerated methods for income tax purposes. Normal repairs and maintenance are expensed as incurred. Expenditures that materially extend the useful life of an asset are capitalized. The cost and related accumulated depreciation of assets sold or otherwise disposed of are eliminated and any resulting gain or loss on disposition is included in other income. Estimated useful lives are as follows:

Machinery and equipment Vehicles	3 – 7 years
Furniture and fixtures Leasehold improvements Buildings	5 - 7 years
Land	7 years
Machinery and equipment Vehicles	5 – 10 years
Furniture and fixtures Leasehold improvements Buildings	27.5 years
Land	Non-depreciable

Leases

On January 1, 2022, the Company implemented Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). ASU 2016-02 provides guidance in GAAP about the recognition of assets and liabilities by lessees for those leases classified as operating leases under GAAP. The guidance requires that a lessee should recognize on the ·balance sheet a liability to make lease payments and a right-to-use (“ROU”) asset representing the Company’s right to use the underlying assets for the term of the lease. The guidance allows a lessee who enters into a lease with a term of 12 months or less to make an accounting policy election by class of underlying assets not to recognize assets and liabilities. The Company determines if an arrangement is a lease at inception and evaluates the lease agreement to determine whether the lease is a finance or operating lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company leases teaching and administrative spaces from Evergreen, which are short-term in nature. As a result, the Company has elected to not recognize the assets and liabilities associated with the leases.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company identifies a contract for revenue recognition when there is approval and commitment from both parties, the rights of the parties and payment terms are identified, the contract has commercial substance and the collectability of consideration is probable. The Company evaluates each contract to determine the number of distinct performance obligations in the contract, which requires the use of judgment. The Company’s contracts include promises for educational services and course materials which are distinct performance obligations.

Tuition revenue is primarily derived from postsecondary education services provided to students. Generally, tuition and other fees are paid upfront and recorded in contract liabilities in advance of the date when education services are provided to the student. A tuition receivable is recorded for the portion of tuition not paid in advance. In some instances, installment billing is available to students which reduces the amount of cash consideration received in advance of performing the service. The contractual terms and conditions associated with installment billing indicate that the student is liable for the total contract price; therefore, mitigating the Company’s exposure to losses associated with nonpayment. The Company determined the installment billing does not represent a significant financing component.

Tuition revenue is recognized ratably over the instruction period. The Company generally uses the time elapsed method, an input measure, as it best depicts the simultaneous consumption and delivery of tuition services. Revenue associated with distinct course materials is recognized at the point of time when control transfers to the student, generally when the materials are delivered to the student. The Company’s refund policy may permit students who do not complete a course to be eligible for a refund for the portion of the course they did not attend. Refunds generally result in a reduction of deferred revenue during the period that the student drops or withdraws from a class.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

The transaction price is stated in the contract and known at the time of contract inception, as such there is variable consideration for situations when a student drops from a program based on the Company’s refund policy and additional charges if a student requires additional hours to complete the program beyond the contracted end date. The Company believes that its experience with these situations is of little predictive value because the future performance of students is dependent on each individual and the amount of variable consideration is highly susceptible to factors outside of the Company’s influence. Accordingly, no variable consideration has been included in the transaction price or recognized as income until the constraint has been eliminated. Revenue is allocated to each performance obligation based on its standalone selling price. Any discounts within the contract are allocated across all performance obligations unless observable evidence exists that the discount relates to a specific performance obligation or obligations in the contract. The Company generally determines standalone selling prices based on prices charged to students. The Company excludes from revenue taxes assessed by a governmental authority as these are agency transactions collected on their behalf from the customer.

Significant judgments include the allocation of the contract price across performance obligations, the methodology for earning tuition ratably over the instruction period, estimates for the amount of variable consideration included in the transaction price as well as the determination of the impact of the constraints preventing the variable consideration from being recognized in revenue.

Contract assets and liabilities

The Company has contract assets and contract liabilities associated with the recognition of revenue. Contract assets consists of accounts receivable. Contract liabilities consist of deferred revenue, which is the unearned portion of tuition for which the student is contracted, and student deposits and refunds payable. The balances of the following items are as follows as of September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Contract assets:
Accounts receivable	$2,712,518	$1,480,842

Contract liabilities:
Student deposits and refunds payable	$7,250	$298,852
Unearned tuition	$3,159,939	$1,609,700

Advertising Costs

Advertising costs are expensed as incurred and totaled $140,464 and $62,394 in the nine months ended September 30, 2024 and 2023, respectively.

Income Taxes

CCMCC has elected under the provisions of the Internal Revenue Code to be a subchapter “S” corporation. As a result, income and losses of the Company are passed through to the stockholder and taxed accordingly. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The state of California imposes a 1.5% rate on taxable income with a minimum tax of $800. During 2023, the Company elected to pay an elective tax under California Assembly Bill 150 in the amount of9.3% on taxable income.

Evergreen is a California limited liability company and is treated as a partnership for federal and state income tax purposes. Therefore, earnings and losses are included in the stockholder’s income tax returns and taxed accordingly.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would be sustained upon examination by the Internal Revenue Service. Management has analyzed the Company’s tax positions and believes there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statements.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

The Company’s income tax filings are subject to audit by various taxing authorities. As of December 31, 2023, the earliest tax years still subject to examination were 2020 for federal purposes and 2019 state reporting purposes. The Company believes their estimates are appropriate based on current facts and circumstances.

Concentration of Credit Risk

A substantial portion of revenues and ending accounts receivable at September 30, 2024 and December 31, 2023 are a direct result of the Company’s participation in Federal Student Aid (FSA) programs, which represent a primary source of student tuition. The FSA programs are subject to political and budgetary considerations. There is no assurance that funding will be maintained at current levels. The FSA programs are subject to significant regulatory requirements. Any regulatory violation could have a material effect on the Company.

The Company maintains its cash and cash equivalents in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company performs ongoing evaluations of these institutions to limit concentration risk exposure.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate fair value. The definition of the fair value hierarchy is as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Observable inputs other than quoted prices in active markets for similar assets and liabilities.

Level 3 - Inputs for which significant valuation assumptions are unobservable in a market and therefore, value is based on the best available data, some of which is internally developed and consider risk premiums that market participants would require.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivable, accounts payable, accrued expenses, unearned tuition and notes payable. The carrying values of the Company’s financial instruments approximate fair value.

New Accounting Pronouncements

In March 2023, the FASB issued ASU 2023-01, Leases (Topic 842). The amendments in ASU 2023-01 provide guidance in GAAP for non-public entities in determining whether a related party arrangement between entities under common control (a common control arrangement) is classified as a lease (a common control lease) and the amortization of leasehold improvements associated with common control leases. The guidance allows private companies and not-for-profit entities to use the written terms and conditions of a common control arrangement to determine if a lease exists, and if so, the classification of an accounting for that lease. Topic 842 requires leasehold improvements to be amortized over the shorter of the remaining lease term and the useful life of the improvements. The amendment in ASU 2023-01 allows the lessee of a common control lease to amortize leasehold improvements over its useful life as long as the lessee controls the use of the underlying asset, regardless of the lease term, unless the lessor obtained the right to control the underlying asset through a lease with a non-related party. If the lessee no longer controls the use of the underlying asset, leasehold improvements are accounted for as a transfer between related parties through an adjustment to equity. The provisions of ASU 2023-01 are effective for the fiscal periods beginning after December 15, 2023, including interim periods within those fiscal years. Early application is permitted. The  Company has not yet elected this accounting guidance.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires incremental disclosures related to a public entity’s reportable segments. Required disclosures include, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount for other segment items (which is the difference between segment revenue less segment expenses and less segment profit or loss) and a description of its composition, the title and position of the CODM, and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The standard also permits disclosure of more than one measure of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We expect to adopt this policy effective for the fiscal year ended December 31, 2025 and are currently evaluating the impact of adopting ASU 2023-07 on our financial statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities on an annual basis to (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). ASU 2023-09 is effective for fiscal years beginning after December 15, 2025. We are evaluating the impact of adopting ASU 2023-09 on our financial statements.

Note 3: Related Party Transactions

During nine months ended September 30, 2024 and 2023, the Company paid dividends totaling $479,191 and $478,018, respectively, to the stockholders of the Company.

As of September 30, 2024 and December 31, 2023, CCMCC has a related party note receivable of $300,000 with a stockholder of the Company, secured by investments held in retirement accounts held by the stockholder and the stockholder’s husband, with a fair market value exceeding the total balance included as related party note receivable - secured on the accompanying consolidated balance sheets. The note is non-interest bearing and is payable upon demand.

During fiscal 2022, CCMCC made advances of $11,500 to Contra Costa Community Outreach Clinic and Laboratory (CCC Outreach) (a California non-profit entity), of which a stockholder is a Director. As of September 30, 2024 and December 31, 2023, CCMCC has a balance of $11,500 due from CCC Outreach as included in due from related party on the accompanying consolidated balance sheets. In addition, CCMCC made contributions of $190,514 and $125,842, respectively, to CCC Outreach during the nine months ended September 30, 2024 and 2023.

During each of the nine months ended September 30, 2024 and 2023, Evergreen received $45,126, respectively, of rental income from CCC Outreach.

The following related party transactions have been eliminated in consolidation:

The Company leases its teaching and administrative facilities from Evergreen, as described in Note 7. During the nine months ended September 30, 2024 and 2023, CCMCC made lease payments totaling $802,609 and $750,102, respectively, to Evergreen.

Note 4: Employee Retention Credit

The Company applied for certain Employee Retention Credits (“ERTC”) under the CARES Act for $1,191,723. During 2023 and 2022, the Company received $256,058 and $188,384, respectively, related to the ERTC. As of September 30, 2024 and December 31, 2023 there is a receivable for the ERTC totaling $318,844 which is included in other receivable on the accompanying consolidated balance sheets.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

Note 5: Property and Equipment

Property and equipment consists of the following:

	September 30, 2024	December 31, 2023
Land	$1,000,000	$1,000,000
Machinery and equipment	428,351	418,255
Vehicles	231,238	231,238
Furniture, fixtures and other equipment	170,663	170,663
Leaseholder improvement	700,443	700,443
Building	8,805,076	8,805,076
Total	11,335,771	11,325,675
Less accumulated depreciation and amortization	(1,901,983)	(1,558,339)
Property and equipment, net	$9,433,787	$9,767,336

Note 6: Notes Payable

During 2022, Evergreen entered into a loan with the SBA totaling $4,024,000, which requires monthly payments of $21,333, including interest of 4.06% through June 2047. In addition to the principal and interest payments, the loan includes an ongoing SBA guarantee fee equal to .2475 of one percent per year, a CDC servicing fee equal to .6250 of one percent per year, and a CSA fee of one-tenth percent per year. The fees are calculated on the outstanding balance of the loan determined at five-year intervals at the beginning of each interval. The loan may be prepaid in full; however, partial prepayment is not allowed. As of September 30, 2024 and December 31, 2023, there is an outstanding balance on the loan of $3,798,951 and $3,874,079, respectively, which is included in notes payable on the accompanying consolidated balance sheets.

During 2022, Evergreen entered into a loan for the purchase of a building with Bank of the West totaling $4,896,000. The loan requires monthly payments of $29,802, including interest of 5.33% through May 2047. As of September 30, 2024 and December 31, 2023, there is an outstanding balance on the loan of $4,666,477 and $4,748,418, respectively, which is included in notes payable on the accompanying consolidated balance sheets.

The current and long-term portions of the notes payable are as follows:

	September 30, 2024	December 31, 2023
Notes payable	8,465,428	8,617,731
Less: current portion	(211,668)	(204,284)
Long-term portion	$8,253,760	$8,413,447

Future maturities of the notes payable are as follows:

Year ending December 31,
2024	$54,503
2025	214,190
2026	224,587
2027	235,499
2028	246,952
Thereafter	7,489,697
$8,465,428

Note 7: Leases

During May 2022, Evergreen purchased the building where CCMCC leased its teaching and administrative facility and began leasing to CCMCC, as described in Note 3. The non-cancelable operating lease with Evergreen required monthly payments of $83,345 and expired in April 2023. During April 2023, the Company entered into a new non-cancelable operating lease with Evergreen requiring monthly payments of $90,350 expiring in April 2024. In December 2023, the Company entered into a new non-cancelable operating lease with Evergreen requiring monthly payments of $73,198 beginning in May 2024 and expiring in April 2025.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

for the nine months ended September 30, 2024 and 2023

For the nine months ended September 30, 2024 and 2023, the Company incurred short-term lease expense of $83,704 and $105,198, respectively, in respect to additional occupancy costs, which is included in rent and occupancy expense on the accompanying consolidated statements of income.

Note 8: 401(k) Profit Sharing Plan

The Company offers a 401(k) profit sharing plan (the Plan). The Plan is available to all employees who have completed one year of service. For the nine months ended September 30, 2024 and 2023, the Company made matching contributions of $27,512 and $24,373, respectively, which are included in general and administrative expenses on the accompanying consolidated statements of income.

Note 9: Commitments and Contingencies

Regulatory Matters

In order for students to participate in Title IV federal financial aid programs, the Company is required to maintain certain standards of financial responsibility and administrative capability. In addition, the Company is accredited by ACCET and ABHES and must comply with rules and regulations of the accrediting bodies. As a result, the Company may be subject to audits, investigations, claims of noncompliance or lawsuits by government agencies, regulatory bodies, or third parties. While there can be no assurance that such matters will not occur and if they do occur will not have a material adverse effect on these financial statements, management believes that the Company has complied with all regulatory requirements as of the date of the financial statements.

Borrowers’ Defense to Repayment

The U.S. Department of Education (the Department) published its new regulations with an effective date of July 1, 2023. The new regulations allow a borrower to assert a defense to repayment on the basis of a substantial misrepresentation, any other misrepresentation in cases where certain other factors are present, a breach of contract or a favorable nondefault contested judgment against a school for its act or omission relating to the making of the borrower’s loan or the provision of educational services for which the loan was provided. In addition, the financial responsibility standards contained in the new regulations establish the conditions or events that trigger the requirement for an institution to provide the Department with financial protection in the form of a letter of credit or other security against potential institutional liabilities. Triggering conditions or events include, among others, certain state, federal or accrediting agency actions or investigations. The new regulations also prohibit schools from requiring that students agree to settle future disputes through arbitration. Management believes no misrepresentations have occurred nor has any agency actions or investigations occurred as of the date of these financial statements.

Composite Score

The Department requires institutions to meet standards of financial responsibility. The Department deems an institution financially responsible when the composite score is at least 1.5. For the years ended December 31, 2023 and 2022, the Company’s composite score was 2.2 and 2.3, respectively.

Litigation

The Company is party to occasional lawsuits, investigations and claims. While the outcome of these matters is uncertain, there can be no assurances that the ultimate outcome of any of the matters discussed below will not materially affect the Company’s results of operations or financial condition. When the Company becomes aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. The Company records loss contingencies in its financial statements only for matters in which losses are probable and can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability.

Note 10: Subsequent Events

On October 22, 2024, Legacy Education Antioch, LLC (Antioch), a wholly owned subsidiary of Legacy Education, Inc. (Legacy) entered into an Asset Purchase Agreement (APA or the Acquisition) with Contra Costa Medical Career College, Inc. and Contra Costa Medical Career College Online, Inc. (collectively “CCMCC” or “Sellers”) and, solely with respect to certain portions of the APA, Stacey Orozco and Bulmaro Orozco, the sole owners CCMCC and (collectively, the “Owners”). On December 18, 2024, Antioch completed its acquisition of CCMCC for a base purchase price of $8,000,000. Pursuant to the APA, Antioch acquired certain assets and assumed certain liabilities of CCMCC. Under the terms of the APA as consideration for the sale, Antioch paid the Sellers $6,600,000 subject to a working capital adjustment, entered into a $400,000 promissory note, and issued 118,906 shares of Legacy’s common stock with a combined value equivalent to $1,000,000 held in an escrow account for a period of one year. The working capital adjustment is required to equal zero on the transaction date and includes certain acquired assets and assumed liabilities. The net working capital adjustment has been determined to be $466,920 for a total purchase price of $7,533,080. Concurrent with the closing of the Acquisition, Legacy entered into a lease agreement to lease the CCMCC campus (CCMCC Lease) from Evergreen.